SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) August 5, 2014

WINTHROP REALTY TRUST
(Exact Name of Registrant as Specified in Its Charter)

Ohio
(State or Other Jurisdiction of Incorporation)

001-06249	34-6513657
(Commission File Number)	(I.R.S. Employer Identification No.)

7 Bulfinch Place, Suite 500, P.O. Box 9507, Boston, Massachusetts	02114
(Address of Principal Executive Offices)	(Zip Code)

(617) 570-4614
(Registrant's Telephone Number, Including Area Code)

n/a
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFT|R 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02         Results of Operations and Financial Condition

On August 7, 2014, Winthrop Realty Trust (the “Trust”) issued a press release announcing its financial results for the three and six months ended June 30, 2014.  A copy of the release is furnished as Exhibit 99.1 to this Report on Form 8-K.

The information in this section of this Report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 5.07         Submission of Matters to a Vote of Security Holders.

On August 5, 2014, the Trust held a Special Meeting of Shareholders (the “Special Meeting”).  At the Special Meeting, holders of the Trust’s common shares of beneficial interest voted on the proposed plan of liquidation for the Trust as described in detail in the Trust’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on June 26, 2014.  On the record date of June 19, 2014, there were 36,417,584 common shares of beneficial interest of the Trust (“Common Shares”) issued and outstanding and eligible to vote and a total of 26,662,348 Common Shares were present at the Special Meeting, in person or by proxy, representing approximately 73.2% of the outstanding Common Shares entitled to vote at such meeting.  The results on the proposal to adopt the plan of liquidation were as follows:

For	Against	Abstain
26,610,998	41,546	9,804

Item 7.01.          Regulation FD Disclosure.

At the Special Meeting and on the Trust’s earnings call on August 7, 2014 the Trust reported that its property in San Pedro, California is under contract for sale. The sale is subject to the buyer’s due diligence review. Accordingly, there can be no assurance that the sale will be consummated or, if consummated, what the final terms thereof will be.

On August 7, 2014, the Trust made available supplemental information, which the Trust refers to as the Supplemental Reporting Package, concerning the Trust’s operations and portfolio for the three and six months ended June 30, 2014.  A copy of the Supplemental Reporting Package is furnished herewith as Exhibit 99.2 and is available at the Trust’s website, www.winthropreit.com under the “Investor Relations” tab.

Also on August 7, 2014, the Trust’s management discussed the Trust’s financial results for the three and six months ended June 30, 2014 on a conference call with analysts and investors.  A replay of the conference call is available through September 7, 2014 by dialing (877) 660-6853; conference ID #13586182.  Both a transcript of the conference call and an online replay of the conference call is also available on the Trust’s website at www.winthropreit.com under the “News and Events” tab.

The information in this section of this Report on Form 8-K and Exhibit 99.2 attached hereto shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 8.01.  Other Events

On August 5, 2014, the Trust issued a press release announcing the results of the Special Meeting.  A copy of the release is attached as Exhibit 99.3 to this Report on Form 8-K.

On August 7, 2014, the Trust announced that its Board of Trustees has declared a regular quarterly dividend of $0.578125 per 9.25% Series D Cumulative Redeemable Preferred Share of Beneficial Interest which dividend is payable on September 30, 2014 to Series D Preferred Shareholders of record on September 12, 2014.

On August 7, 2014 the Trust issued a press release commenting on the increased trading volume with respect to its common shares. A copy of the release is attached as Exhibit 99.4 to this Report on Form 8-K.

Item 9.01           Financial Statements and Exhibits.

(c)           Exhibits

99.1	Press Release dated August 7, 2014 - Earnings
99.2	Supplemental Reporting Package for the three and six months ended June 30, 2014
99.3	Press Release dated August 5, 2014
99.4	Press Release dated August 7, 2014 - Trading Volume

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 8th day of August, 2014.

WINTHROP REALTY TRUST

By:	/s/ Michael L. Ashner
Michael L. Ashner
Chairman and Chief Executive Officer

99.1	Press Release dated August 7, 2014 - Earnings
99.2	Supplemental Reporting Package for the three and six months ended June 30, 2014
99.3	Press Release dated August 5, 2014
99.4	Press Release dated August 7, 2014 - Trading Volume